UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST REPORTED EVENT – JUNE 25, 2008

ECOLOCAP SOLUTIONS INC.
(Exact name of Registrant as specified in its charter)

NEVADA	000-31165	20-0909393
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

740, St-Maurice Street
Suite 102
Montreal H3C 1L5
(Address of principal executive offices)

(514) 876-3907
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o	Written communications pursuant to Rule 425 under the Securities Act

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

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Item 7.01: Regulation FD Disclosure.

On June 25, 2008, we announced the signing of five hydro power projects in Vietnam, in Eastern Asia, for an estimated reduction of 3.1 million tons of carbon emissions over the life of the agreement, convertible to tradable CERs under the Clean Development Mechanisms of the Kyoto Protocol. At today’s market price, CERs are trading at some 20 Euros. The Company is also in the late phase of negotiation with a number of other carbon emission reduction projects in Eastern Asia as part of its strategy to expand its carbon credit program.

On June 30, 2008, we have released the present press release to clarify the June 25, 2008 press release announcing the signing of five hydro power projects in Vietnam, in Eastern Asia, for an estimated reduction of 3.1 million tons of carbon emissions over the life of the agreement, convertible to tradable CERs under the Clean Development Mechanisms of the Kyoto Protocol. At today’s market price, CERs are trading at some 20 Euros. These agreements were originally signed with United Best Technology Limited “United”, and following the Service agreement executed February 12, 2008 between the Company and “United”, four of these contracts have been transferred and one is in the process of being transferred to the Company or its wholly owned subsidiary. The Company is also in the late phase of negotiation with a number of other carbon emission reduction projects in Eastern Asia as part of its strategy to expand its carbon credit program.

Item 8.01: Other Events.

Execution of 5 ERPAs.
Since the execution of the February 12, 2008, Five (5) years renewable Service Agreement (the “Agreement”) executed by and between Ecolocap Solutions Inc. (the “Company”) and United Best Technology Limited (“United”), United have transferred, negotiated and closed contracts and projects for a minimum of Three Million One Hundred Thousand (3,100,000) CERs that could be certified, traded and delivered, said contracts are as follow:

On May 20, 2008, Ecolocap Solutions (Canada) Inc., the Company wholly owned subsidiary have been transferred all the rights of United Best Technology Limited under the Emission Reduction Purchase Agreement (“ERPA”) executed on October 25th, 2007, with Hong Kong Construction Investments Joint Stock Company (“HTIC., JSC”) for the purchase of the certified CER generated by the Suoi Chim 2 Hydro Power – CDM Project Proponent for the period from October 25, 2007 up until December 31, 2026;

On May 26, 2008, Ecolocap Solutions (Canada) Inc. have been transferred all the rights of United Best Technology Limited under the Emission Reduction Purchase Agreement (“ERPA”) executed on October 25th, 2007, with Thuong Hai Joint Stock Company for the purchase of the certified CER generated by the DakRong 4 Hydro Power – CDM Project Proponent for the year period from October 25, 2007 up until December 31, 2026;

On May 27, 2008, Ecolocap Solutions (Canada) Inc. have been transferred all the rights of United Best Technology Limited under the Emission Reduction Purchase Agreement (“ERPA”) executed on December 18th, 2007, with HOP XUAN Investment Joint Stock Company, Viet Nam for the purchase of the certified CER generated by the Khanh Khe Hydro Power – CDM Project Proponent for the year period from January 1, 2007 up until December 31, 2026;

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On May 29, 2008, Ecolocap Solutions (Canada) Inc. have been transferred all the rights of United Best Technology Limited under the Emission Reduction Purchase Agreement (“ERPA”) executed on January 18th, 2008, with ThangLong Education Development and Construction Import Export Investment Joint Stock Company for the purchase of the certified CER generated by the Tram Tau Hydro Power – CDM Project Proponent for the year period from January 1, 2007 up until December 31, 2026;

United Best Technology Limited rights under the Emission Reduction Purchase Agreement (“ERPA”) executed on November 8th, 2007, with Vietnam Power Development Joint Stock Company for the purchase of the certified CER generated by the Khe Bo, Nghe An province, Vietnam Hydro Power- CDM Project Proponent for the period from November 8, 2007 up until December 31, 2026, are in process to be transferred to Ecolocap Solutions (Canada) Inc.

Press Release

Ecolocap Solutions Inc. (the “Company”) issued a press release on June 25, 2008, filed as Exhibit 99.1 hereto.

Ecolocap Solutions Inc. (the “Company”) issued a press release on June 30, 2008, filed as Exhibit 99.2 hereto.

Item 9.01:     Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibits
99.1	Press Release dated June 25, 2008.
99.2	Press Release dated June 30, 2008.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLOCAP SOLUTIONS INC.

Date: June 30, 2008	By:	/s/ CLAUDE PELLERIN

Name: Claude Pellerin
Title: Corporate Secretary

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